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                                                                   EXHIBIT 10.9

                             JOINT VENTURE AGREEMENT

        This JOINT VENTURE AGREEMENT is made and entered into by and between the undersigned parties consisting of PERFORMANCE CAPITAL MANAGEMENT, a California Corporation (hereinafter sometimes referred to as "PERFORMANCE" OR "PCM") and PERFORMANCE ASSET MANAGEMENT FUND II, LTD., a California Limited Partnership, (hereinafter sometimes referred to as "PAMF II").

                                   WITNESSETH

        WHEREAS, PAMF is a limited partnership formed for the purpose of generating income and cash flow from various retail contract assets acquired from lenders and other creditors and desires to develop and maintain a dedicated collections and servicing capacity to efficiently collect on such assets while also limiting the legal ability for such collection services; and

        WHEREAS, PERFORMANCE is a collections and servicing entity with the expertise to perform such services;

        THEREFORE THE PARTIES HEREBY AGREE AS FOLLOWS:

               ARTICLE 1.1 FORMATION OF JOINT VENTURE SECTION 1.1

        FORMATION OF JOINT VENTURE. PERFORMANCE and PAMF II hereby form a Joint Venture (the "Joint Venture" or "Venture") for the limited purposes and scope hereinafter set forth. The parties are sometimes referred to herein as the "Venturers," in the plural, and "Venturer," in the singular.

        SECTION 1.2 NAME OF JOINT VENTURE. The affairs of the Joint Venture shall be conducted solely under the name "PCM/PAMF II, J.V. Pool 23" and such name shall be used at all times in connection with the Joint Venture's affairs. This Joint Venture shall be governed by and interpreted in accordance with the laws of the State of California.


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        SECTION 1.3 The purpose of this Joint Venture shall be to facilitate collections of charged off retail sales contracts and credit card contracts assets ("Contract Assets") purchased from various lenders, or sell, enforce, foreclose upon, and take any and all actions necessary. Convenient or expedient to maximize income and other benefits to be derived by the Joint Venture in compliance with all applicable requirements of law. From time to time the Joint Venture shall also purchase from lenders and other sources cash flow generating Contract Assets in order to produce income for the Joint Venture. The Joint Venture shall not engage in any other business or economic activity nor acquire or own any type of property unrelated to the Joint Venture purpose except with the prior written approval of all Venturers.

        (b) Except as otherwise expressly and specifically provided in this Agreement, as between the parties hereto, the obligations of the Venturers under this Agreement shall be, in every case, several and shall not be, or be construed to be, either joint or joint and several, and, except as otherwise expressly provided in this Agreement, none of the Venturers shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other Venturer or the Joint Venture. It is not the purpose or intention of this Agreement to create, and this Agreement shall never be construed as creating, a general business partnership or any other relationship whereby, except as otherwise expressly provided in this Agreement, any party hereto shall be held liable for the contracts or acts, of either omission or commission, of any other party hereto.

        SECTION 1.4 PLACE OF BUSINESS The principal office and place of business of the Joint Venture shall be: 15641 Red Hill, Suite 205, Tustin, CA 92680.

                      ARTICLE 2. MANAGEMENT OF THE VENTURE

        SECTION 2.1 MANAGEMENT. All matters relating to the policies and management of the Joint Venture and the conduct of business operation and affairs of the Joint Venture shall be determined by unanimous approval of the Venturers except to the extent, if any, that specific authority may from time to time be granted in writing by the Venturers to any employed personnel of the Joint Venture or any other party.

        SECTION 2.2 REPRESENTATIVES OF VENTURERS. In order to facilitate the management and operation of the Joint Venture, each Venturer shall designate a representative as the party authorized on behalf of such Venturer to make decisions with respect to the Joint Venture. Each other Venturer


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shall be entitled to rely upon the authority of such designated representative until advised in writing by the other Venturer. The designated representative of PERFORMANCE shall be Larry Curran II, and the designated representative of PAMF II shall be Vincent Galewick. Because of its specialized expertise in the purchase and collections of Contract Assets, the representatives of the Venturers designate PERFORMANCE:

               (1) To collect revenues due or to become due to the Venture and deposit such revenues in a bank clearing or trust account or bank accounts (as selected by the Venturers);

               (2) To exclusively assign accounts for collections to third parties including but not limited to, outside collection agencies and to hire attorneys from time to time to assist in such efforts. Further, in connection with the authority granted herein to PCM, PCM shall also have the right to assign, transfer, or convey a portion of its ownership interest in the Joint Venture to such third parties;

               (3) To make such contracts, if any, relating to the conduct of the business as they shall deem advisable;

               (4) To negotiate and deal with regulatory authorities relative to matters involving the business and affairs of the Joint Venture;

               (5) To prepare and deliver to each other Venturer periodic reports, not less frequently than monthly, showing results of operation of the Joint Venture for such period, including cash receipts of the Joint Venture and distribution of all funds of the Joint Venture; and

               (6) To take such other action, to make all other routine day-to-day decisions of the Joint Venture, and to perform such other services as are necessary, customary or appropriate for engaging in the economic activity constituting the purpose of the Joint Venture referred to in Section 1.3 of this Agreement.

In no event shall any Venturer have the right to incur any indebtedness on the part of the Joint Venture without the prior written consent of the other Venturers.

        SECTION 2.3 UNAUTHORIZED ACTS. If any Venturer purports to do any act on behalf of the Joint Venturer or to bind the Joint Venture and such action is outside the authority of such Venturer as established under this Agreement, then such Venturer shall be deemed to have breached this Agreement and, in addition to all other liabilities of such Venturer thereby resulting, such Venturer


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shall, at such Venturer's own cost and expense, indemnify and hold harmless the other Venturers and the Joint Venture from all claims, causes of action, costs, expenses, obligations and liabilities thereby arising.

                     ARTICLE 3. ACCOUNTING AND DISTRIBUTIONS

        SECTION 3.1 ACCOUNTING. The Joint Venture shall keep and maintain adequate books of account and other financial records on the cash basis, in accordance with generally accepted accounting principles, consistently applied. Such books of account and other records shall be open to inspection by any Venturer at any time during reasonable business hours.

        SECTION 3.2 PROFITS AND LOSSES; DISTRIBUTIONS.

        (a) All profits and losses of the Joint Venture shall respectively be shared and borne by the Venturers in proportion to the respective Percentage Interests (Exhibit "A" attached hereto) owned by each of the Venturers determined as of the last day of the particular fiscal year of the Joint Venture with respect to which such profits or losses were recognized.

        (b) All "Distributable Funds" (as hereinafter defined) of the Joint Venture from time to time on hand shall be distributed as follows:

               (1)  55% to PAMF II and 45% to PERFORMANCE.

The term "Distributable Funds," as used herein, means the amount (if any), on any date, of cash collected on behalf of the Joint Venture, less fees for collections services deducted by PCM and any funds set aside for operations.

        SECTION 3.3 ALLOCATION OF INCOME, CREDITS, DEDUCTIONS, GAINS AND LOSSES. For accounting and federal and state income tax purposes, all income, deductions, credits, gains and losses of the Joint Venture shall be allocated to the Venturers in proportion to their respective Percentage Interest owned as of the last day of the relevant fiscal year with respect to which such allocation is to be made.

        SECTION 3.4 COMPENSATION TO ANY VENTURER.

        (a) Except as set forth in 3.4(b) and except as may hereafter be expressly authorized in writing by all of the Venturers, neither any Venturer, shall be entitled to receive, directly or indirectly, any compensation, commission or other payment from or on account of, or in connection


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with, the performance of any service for the Joint Venture, or be entitled to reimbursement for overhead costs or similar expenses relating to any service performed for the Joint Venture by such party.

        (b) Subject to the provision of Article 2, PCM hereby agrees to collect all amounts owed to the Joint Venture by the obligers under the Contract Assets and to prepare monthly reports (in a form similar to the report attached hereto as Exhibit "C", which is attached hereto and made a part hereof for all purposes) detailing the cash receipts of the Joint Venture and the distribution of all funds of the Joint Venture. PCM shall be entitled to forty-five percent (45%) of the monthly revenues collected and received by the Joint Venture ("Collection Fees") from the Contract Assets plus payment for collection services (such as dunning letters, account loading, credit report inquiry, computerized account, etc.) so long as PCM collects all amount owing to the Joint Venture by the obligers under the Contracts Assets, including, without limitation, arranging for employees of PCM, and not employees of the Joint Venture, to collect such revenues. On accounts referred for litigation or assigned to a third party collection entity, PCM shall be entitled to fifty-five percent (55%) of the monthly revenues collected and received by the Joint Venture on such accounts. PCM agrees to indemnify PAMF II from all claims or causes of action arising out of PCM's collection of revenues on behalf of the Joint Venture.

        ARTICLE 4. CAPITAL CONTRIBUTIONS; FORECLOSURE

        SECTION 4.1 CAPITAL CONTRIBUTIONS. The Venturers have contributed to the Joint Venture, as their respective original capital contributions, the credit card contracts shown on Exhibit "A" attached hereto, and, accordingly, the capital account of each respective Venturer has been credited with the amount of such particular Venturer's capital contribution and the Percentage Interests in the Venture thereby acquired by the various Venturers are as shown on Exhibit "A" attached hereto. ARTICLE 5. ASSIGNMENTS

        SECTION 5.1 PROHIBITED ASSIGNMENTS. Without the consent of all other Venturers, no interest in this Joint Venture or rights under this Agreement may be sold, assigned, transferred, mortgaged, encumbered, hypothecated, or disposed of in any manner; and except as so provided, any attempt


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to take any such action and any such purported sale, assignment, transfer, mortgage encumbrance, hypothecation or other disposition shall be void.

                                 ARTICLE 6. TERM

        SECTION 6.1 TERM. The Joint Venture and this Agreement shall remain in full force and effect from the date hereof until termination of the Venture in accordance with the provisions hereof. The Joint Venture shall terminate upon the earlier to occur of any of the following:

        (1)    December 31, 2002; or

        (2) The voluntary dissolution of the Joint Venture by the vote of the holders of a majority of the Percentage Interests in the Venture.








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                               ARTICLE 7. GENERAL

        SECTION 7.1 NOTICES. Any and all notices permitted or required to be given under the terms of this Agreement shall be in writing and may be served by: (a) registered or certified mail, return receipt requested, postage prepaid, and addressed to the party to be notified at the appropriate address specified below; (b) delivering the same in person to such party, or by prepaid telegram, addressed to the party to be notified at said address; (c) delivery by Federal Express or other nationally recognized courier service, addressed to the party to be notified at such address; or (d) telecopy (provided that such telecopy is confirmed by mail or other delivery in the manner previously described). Notice given by certified mail as aforesaid shall be deemed given and received three
(3) days after mailing , whether or not actually received. Any notice given in any other above authorized manner shall be deemed received upon actual receipt; but shall also be deemed received upon attempted delivery if such delivery is not accepted. The addresses of the parties are as follows:

        If to PERFORMANCE:          Performance Capital Management
                                    15641 Red Hill
                                    Suite 205
                                    Tustin, CA  92680
                                    Telecopy: (714) 566-1234

        If to PAMF II:              Performance Asset Management Fund II, Ltd.
                                    4100 Newport Place
                                    Suite 400
                                    Newport Beach, CA  92660
                                    Attention:  Vincent Galewick

        The addresses of any party may be changed by notice given in the manner provided in this Section.

        SECTION 7.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto relative to the formation, operation, governance and other aspects of the Joint Venture hereby formed. No variation, modification, or change of this Agreement shall be binding upon any party hereto unless set forth in a document duly executed by such party (or duly authorized agent of such party) and all other Venturers.


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        SECTION 7.3 SEVERABILITY. If any provision of this Agreement or application thereof to any person of circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        SECTION 7.4 BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the undersigned parties and their respective successors and assigns. Whenever, in this instrument, a reference to any party is made, such reference shall be deemed to include a reference to the successors and assigns of such party, however, neither this Section nor any other portion of this Agreement shall be interpreted to constitute a consent to any assignments or transfer other than pursuant to and in accordance with the other provisions of this Agreement.














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       Executed in multiple counterparts, each of which shall have the force and effect of an original, this the 20th day of March, 1997 ("Effective Date")

PERFORMANCE
By:
          -----------------------------------
          Vincent E. Galewick, President
          Performance Capital Management

Address:  15641 Red Hill
          Suite 205
          Tustin, CA  92680
          Telephone:  (714)566-1212

PAMF II

By:
          -----------------------------------
          Vincent Galewick, President
          Performance Asset Management Fund II
          Performance Development, Inc., General Partner

Address:  4100 Newport Place
          Suite 400
          Newport Beach, CA  92660
          Telephone: (714) 752-3500












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                                   EXHIBIT "A"


                                      ORIGINAL
                                      CAPITAL                    PERCENTAGE
NAME OF VENTURER                    CONTRIBUTION                  INTEREST
----------------                    ------------                 ----------
PAMF II                            [$175,309.44]                   [55%]

PCM                                [$         0]                   [45%]

                               collection services



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